CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-107421 and 333-107421-01 on Forms S-3, Registration Statement Nos. 333-127811, 333-127812, 333-107748 and 333-107743 on Forms S-8, and Registration Statement Nos. 333-33896 and 333-33896-01 on Forms S-4 of NiSource Inc. and subsidiaries, of our report, dated March 7, 2005, January 27, 2006 as to Note 23 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to accounting for asset retirement obligations as explained in Note 1V and the restatement discussed in Note 23), relating to the financial statements and financial statement schedules of NiSource Inc. and subsidiaries, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/A of NiSource Inc. and subsidiaries for the year ended December 31, 2004.
/s/ Deloitte & Touche LLP

Chicago, Illinois
January 27, 2006